Exhibit J.2
Consent of Former Independent Registered Public Accounting Firm
Colorado BondShares — A Tax-Exempt Fund
     We hereby consent to the reference to us under the heading “Financial Highlights” in this Registration Statement on Form N-1A.

/s/ Anton Collins Mitchell LLP
Denver, Colorado
December 30, 2009